  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 1998

                                                REGISTRATION NO. 333-56107
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                                 PRE-EFFECTIVE

                             AMENDMENT NO. 3
                                      TO
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                   CRAWFORD EQUIPMENT & ENGINEERING COMPANY
               (NAME OF SMALL BUSINESS ISSUER AS IN ITS CHARTER)

                               ---------------

         FLORIDA                     3490                   59-1546994
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL     (IRS EMPLOYER
     JURISDICTION OF      CLASSIFICATION CODE NUMBER)  IDENTIFICATION NUMBER)
      INCORPORATION)

                           436 WEST LANDSTREET ROAD
                            ORLANDO, FLORIDA 32824
                                (407) 851-0993
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                               ---------------

                               JAMES P. CRAWFORD
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           436 WEST LANDSTREET ROAD
                            ORLANDO, FLORIDA 32824
                                (407) 851-0993
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                  COPIES TO:
      K. MICHAEL SWANN, ESQUIRE           LAWRENCE J. SAVALLO, JR. PRESIDENT
    SNYDERBURN, RISHOI AND SWANN             DISCOVERY CAPITAL GROUP, INC.
  280 WEST CANTON AVENUE, SUITE 240           7200 ALOMA AVENUE, SUITE E.
     WINTER PARK, FLORIDA 32789               WINTER PARK, FLORIDA 32792
      TELEPHONE: (407) 647-2005                TELEPHONE: (407) 672-0200
      FACSIMILE: (407) 647-1522                FACSIMILE: (407) 672-1639

                               ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering: [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement under the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ---------------

                        CALCULATION OF REGISTRATION FEE
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
                                          PROPOSED     PROPOSED
                                 AMOUNT   MAXIMUM       MAXIMUM       AMOUNT OF
    TITLE OF EACH CLASS OF       TO BE    OFFERING     AGGREGATE     REGISTRATION
 SECURITIES TO BE REGISTERED   REGISTERED PRICE(1) OFFERING PRICE(1)     FEE
---------------------------------------------------------------------------------
 Common Stock, $.0002 par
  value......................  1,000,000   $7.25      $7,250,000      $2,138.75
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457.

                               ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS:

  The Company's Restated Articles of Incorporation provide that the Company shall indemnify its officers and directors and former officers and directors to the fullest extent permitted by law. The Amended By-laws provide that the Corporation shall have the power to indemnify any director, officer, employer or agent of the Corporation as provided in Section 607.0850 of the Florida Business Corporation Act. Such Act generally provides that a corporation shall have the power to indemnify such persons to the extent they acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In the event any such person shall be judged liable for negligence or misconduct, such indemnification shall apply only if approved by the Court in which the action was pending. Any other indemnification shall be made only after determination by the Board of Directors (excluding any directors who were party to such action), by independent legal counsel in a written opinion, or by a majority vote of shareholders (excluding any shareholders who were parties to such action).

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be provided to directors, officers or persons controlling the Company pursuant to the foregoing provisions, may be against public policy as expressed in the Securities Act of 1933, as amended, and may be therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*:

   Securities and Exchange Commission NASD Filing Fees................ $  4,000
   NASDAQ Listing Fee................................................. $ 10,000
   Accountants' Fees and Expenses..................................... $ 30,000
   Legal Fees and Expenses............................................ $ 95,000
   Blue Sky Fees and Expenses......................................... $ 10,000
   Printing and Engraving Expenses.................................... $ 30,000
   Transfer Agent's and Registrar's Fees and Expenses................. $  5,000
                                                                       --------
     Total............................................................ $184,000
                                                                       ========

--------
* All fees and expenses are estimated. All such fees and expenses shall be borne by the Company.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES:

  On March 12, 1998, the Company closed a private offering of its Convertible Promissory Notes ("Notes") to obtain working capital for this public Offering and other general purposes by issuing Notes with a 7% Coupon and are convertible into Common Stock at a strike price of $3.50. A total amount of $600,000 worth of such securities were sold between January 27, 1998 and March 12, 1998 to ten (10) sophisticated purchasers. Purchasers of the Notes represented to the Company that the Notes and the Common Stock convertible for the Notes were acquired for investment and not with a view to the distribution thereof. The Notes contain restrictive legends providing that such securities may not be sold except in compliance with the Securities Act of 1933, as amended. The issuance was made in reliance upon the exemption from registration provided by Section 4(2) and Regulation D of the Securities Act.

  On February 1, 1998, 200,000 shares of Common Stock were issued to Steven Atkinson, President of the Company for $.0002 per share as part of his compensation arrangement. See "Certain Relationships and Related
Transactions".

ITEM 27. EXHIBITS:

  (a) Exhibits.

  Number assigned in Regulation SB, Item 601.

  1.1**  Underwriting Agreement
  1.2**  Warrant Purchase Agreement
  3.1**  Restated and Amended Articles of Incorporation of the Company
  3.2**  Amended Bylaws of the Company
  4.1    Form of Stock Certificate
  4.2    Form of Underwriter Warrant
  5.1    Opinion of Snyderburn Rishoi & Swann
  9.1**  Voting Trust Agreement Between Kathleen Crawford Meehan, Mary Jennifer
          Crawford, James P. Crawford and Kathleen B. Crawford
 10.1**  Grove Scientific Company Agreement
 10.2**  Strategic Alliance Agreement Between Monsanto Enviro-Chem Systems,
          Inc., and Crawford Equipment & Engineering Co., Inc.
 10.3**  License Agreement between James Crawford and the Company for the patents dated January 1, 1998
 10.4**  Lease dated January 1, 1998 between James and Kathleen Crawford and the Company
 10.5**  Form of Mortgage and Note between James and Kathleen Crawford and the
          Company
 10.6**  Employment Agreement dated January 1, 1998 between James Crawford and the Company
 10.7**  Employment Agreement dated January 1, 1998 between Kathleen Crawford and the Company
 10.8**  Employment Agreement dated January 1, 1998, between Steven Atkinson and the Company
 10.9**  Non-exclusive Sales Agreement between Emcotek Corporation and Crawford
          Equipment and Engineering Company
 10.10** Form of Lease Between James and Kathleen Crawford and the Company
 10.11   Form of Sale Agreement and Assignment of Patents Between James P.
          Crawford and the Company
 10.12** Escrow Agreement
 23.1    Consent of Counsel (included in Exhibit 5.1)
 23.2    Consent of J. Rick Maloy, CPA
 24.1    Power of Attorney

--------
*To be supplied by amendment
**Previously filed

ITEM 28. UNDERTAKINGS:

  (a) The undersigned registrant hereby undertakes to:

      (1) file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

          (ii) reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) include any additional or changed material information with respect to the plan of distribution.

       (2) for determining any liability under the Act, treat each such post-effective amendment shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

       (4) provide to the Underwriter at the Closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

  (b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  In accordance with the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on July 22, 1998.

                                          CRAWFORD EQUIPMENT AND ENGINEERING
                                           COMPANY


                                          By:      /s/ James P. Crawford
                                             ----------------------------------
                                                     JAMES P. CRAWFORD

  In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following person in the capacities and on the dates stated.

              SIGNATURE                        TITLE                 DATE

        /s/ James P. Crawford          Chairman, Chief
-------------------------------------   Executive Officer,      July 31, 1998
          JAMES P. CRAWFORD             and Director

      /s/ Kathleen B. Crawford         Vice-President,
-------------------------------------   Chief Financial         July 31, 1998
          KATHLEEN CRAWFORD             Officer, Secretary,
                                        and Director

       /s/ Steven L. Atkinson
-------------------------------------  President, Assistant     July 31, 1998
           STEVE ATKINSON               Secretary, Director

         /s/ C. David Cooper           Director
-------------------------------------                           July 31, 1998
           C. DAVID COOPER

        /s/ Bruno A. Ferraro           Director
-------------------------------------                           July 31, 1998
          BRUNO A. FERRARO

       /s/ William M. Dillard          Director
-------------------------------------                           July 31, 1998
         WILLIAM M. DILLARD

*By:     /s/ James P. Crawford
-------------------------------------
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

                                                                  SEQUENTIALLY
 EXHIBIT                  EXHIBIT DESCRIPTIONS                    NUMBERED PAGE
 -------                  --------------------                    -------------
  1.1    Underwriting Agreement
  1.2    Warrant Purchase Agreement
  3.1**  Restated and Amended Articles of Incorporation of the
          Company
  3.2**  Amended Bylaws of the Company
  4.1    Form of Stock Certificate
  4.2    Form of Underwriter Warrant
  5.1**  Opinion of Snyderburn Rishoi & Swann
  9.1**  Voting Trust Agreement Between Kathleen Crawford
          Meehan, Mary Jennifer Crawford,
          James P. Crawford and Kathleen B. Crawford
 10.1**  Grove Scientific Company Agreement
 10.2**  Strategic Alliance Agreement Between Monsanto Enviro-
          Chem Systems, Inc., and Crawford Equipment &
          Engineering Co., Inc.
 10.3**  License Agreement between James Crawford and the
          Company for the patents dated January 1, 1998
 10.4**  Lease dated January 1, 1998 between James and Kathleen
          Crawford and the Company
 10.5**  Form of Mortgage and Note between James and Kathleen
          Crawford and the Company
 10.6**  Employment Agreement dated January 1, 1998 between
          James P. Crawford and the Company
 10.7**  Employment Agreement dated January 1, 1998 between
          Kathleen Crawford and the Company
 10.8**  Employment Agreement dated January 1, 1998, between
          Steve Atkinson and the Company
 10.9**  Non-exclusive Sales Agreement between Emcotek
          Corporation and Crawford Equipment and Engineering
          Company
 10.10** Form of Lease Between James and Kathleen Crawford and
          the Company
 10.11** Form of Sale Agreement and Assignment of Patents
          Between James P. Crawford and the Company
 10.12   Escrow Agreement
 23.1    Consent of Counsel (included in Exhibit 5.1)
 23.2    Consent of J. Rick Maloy, CPA
 24.1    Power of Attorney

--------
 *To be supplied by amendment
**Previously filed